EXHIBIT 23.1









INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-28004 of Sierra Tahoe Bancorp on Form S-8 of our report dated January 31, 1996, appearing in this Annual Report on Form 10-K of Sierra Tahoe Bancorp for the year ended December 31, 1995.



    /s/Deloitte & Touche LLP
Sacramento, California
March 27, 1996
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